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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

         The Board of Directors and Shareholders
         of PFSweb, Inc.:

         We consent to the incorporation by reference in the registration statements (Nos. 333-77764, 333-75772, 333-40020, 333-42186 and
         333-46096) on Form S-8 of PFSweb, Inc. of our report dated February 14, 2003, except for Notes 3 and 15, as to which the date is March 28, 2003, with respect to the consolidated balance sheets of PFSweb, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and comprehensive loss and cash flows for the year ended December 31, 2002, the nine-month period ended December 31, 2001 and the year ended March 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of PFSweb, Inc.

                                                          /s/ KPMG LLP

         Dallas, Texas
         March 31, 2003